2021 Corporate social responsibility report. SEI Investments Company

1B Throughout 2021, we continued to find opportunity in change, building connections that enable our clients, communities, and employees to make confident decisions for the future. Our clients’ goals often go beyond the technology and investment solutions we provide. We understand that investors increasingly consider how their values and other environmental, social, and governance considerations may impact risk and results and position them for future growth. We continue to enhance the comprehensiveness and complexity of our sustainable investing strategy and solutions for the markets we serve. Our talented workforce and global leadership team set SEI apart. Our people are at the core of our spirit and success. We’re committed to strengthening diversity, equity, and inclusion at SEI and within the financial services industry because it’s the power of individual points of view working together that unlocks our collective potential. We will continue to build upon our existing initiatives and launch new ones to reinforce an inclusive culture and effect positive change for our stakeholders. I’m honored to lead our company forward. We must have the courage to embrace uncertainty as we build brave futures, together—for our clients, our communities, and ourselves. Ryan Hicke Chief Executive Officer Building brave futures.SM ABOUT THE REPORT As a provider of technology and investment solutions that connect the financial services industry, we work with corporations, financial institutions and professionals, and ultra-high- net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. We understand that our stakeholders look to us for information about how we approach CSR and the degree to which, if any, our products and solutions may enable a more sustainable economy. As investors, we also recognize the need for comparable, industry-relevant CSR disclosures. For the reporting period of fiscal year 2021, we have aligned this document with the Value Reporting Foundation’s SASB Standards for the Software & IT Services and Asset Management & Custody Activities sectors. Data pertaining to our affiliate, LSV Asset Management, is not included within this report.

2 TABLE OF CONTENTS 4 Introduction Corporate social responsibility at SEI 8 Governance and ethics Ethics and compliance Fair marketing and communications Risk management 14 Sustainable investing Sustainable investing leadership Sustainability in manager research Sustainable investing solutions Investment stewardship Investment risk management 21 Workforce Recruitment Employee statistics Training and development Our response to COVID-19 Employee affinity groups Philanthropy 31 Environmental sustainability Greenhouse gas emissions Waste management Water resources 36 Value Reporting SASB Standards 3

5 INTRODUCTION We deliver technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, we work with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. As of Dec. 31, 2021, we manage, advise, or administer approximately $1.3 trillion in assets. Corporate social responsibility at SEI We believe that our business should be conducted in a manner that achieves sustainable growth and demonstrates a commitment to corporate social responsibility (CSR). As such, our Code of Conduct requires all employees to act honestly, ethically, and with integrity in our dealings with each other and our stakeholders. CSR is an important component of various aspects of our business. The corporate functions that most impact our CSR activities are: investor relations, workforce development, investment management, and facilities. SEI’s progress and priorities are detailed throughout this report. Our Corporate Social Responsibility Committee was established in 2018 and meets quarterly to coordinate and promote sustainability efforts across SEI globally. Its mandate includes both corporate and investment management initiatives. This committee supports SEI’s activities that further the environmental, social, and governance (ESG) principles laid out in our ESG statement. Each of our company’s seven employee-led affinity groups contributes to SEI’s CSR by engaging, educating, and supporting employees through grassroots programs focused on philanthropy and volunteerism, diversity, environmental sustainability, military and veterans support, women’s empowerment, and wellness. More information can be found under “Employee Affinity Groups” on page 27. Financial summary (In thousands, except per-share data*) 2021 Change from 2020 Revenues $1,918,309 14% Income from operations $553,381 19% Net income $546,593 22% Diluted common shares outstanding 143,312 4% Diluted earnings per share $3.81 27% 4 *Statistics as of Dec. 31, 2021

COMPANY VALUES Our people are SEI. Six core values are the foundation of SEI’s culture. Care for our clients, communities, investors, and each other drives our commitment to these values. CLIENT EXPERIENCE PRINCIPLES courage integrity collaboration inclusion connection fun Care for clients. Simplify the complex. Care for SEI. Make it easy to work with us. Know and anticipate our clients’ needs, desires, goals, and challenges. Act in the best interest of our clients. Open ourselves to our clients. Be open to possibilities. Own the experience. Exceed. We think and act like owners, embracing risk to drive growth for our clients and company. We do what we say and act with transparency (because it’s the right thing to do). We work with each other, our clients, partners, and communities to solve problems that matter. We nurture an environment of respect and belonging where people are empowered to be themselves. We build lasting relationships through which we learn, grow, and succeed. We have fun. 6 7

98 Governance and ethics. For more than 50 years, we’ve created solutions that connect the financial services industry. Our reputation as a trusted partner and advisor informs our ability to fulfill our mission to build brave futuresSM through the power of connection. Ethics and compliance We are dedicated to ethical business practices and have a Code of Conduct that is designed to promote an ethically strong and safe work environment. Our General Counsel has oversight of our Code of Conduct. Company Code of Conduct Our Code of Conduct requires employees to comply with all applicable laws. All employees, including part-time employees, are required to undergo annual training on our Code of Conduct, which covers: • Decision-making • Employee activities (e.g., conflicts of interest, civic/political activities, loans to employees, insider trading, fair dealing, etc.) • Reputational risk • Promoting a positive work environment • Recordkeeping • Compliance with law • Audits, investigations, and legal proceedings • Delegation of authority • Confidential information and privacy • Public disclosures • Compliance • Fiduciary duties Any employee who believes their actions, or those of any other employee, may be inconsistent with the Code of Conduct is encouraged to bring these concerns to members of the Legal and Compliance team or report confidentially to the SEI Ethics Alertline, SEI’s anonymous whistleblower hotline. Our policy of non-retaliation for reporting alleged violations is detailed in the Compliance Procedures and Non- retaliation Policy. Additional policies and training “Corporate Responsibility” training is assigned to all U.S. employees on an annual basis. For employees of our ex-US subsidiaries, similar training is assigned based on the requirements of the relevant jurisdiction. • Code of Ethics for senior financial officers: The Code of Ethics applies to the company’s Chief Executive Officer, Chief Financial Officer, Treasurer, and Controller, or persons performing similar functions (“Senior Financial Officers”). Its purpose is to promote honest and ethical conduct and compliance with the law, particularly as it relates to the maintenance of the company’s financial records and the preparation of financial statements filed with the Securities and Exchange Commission. The obligations of this Code of Ethics supplement, but do not replace, SEI’s Code of Ethics and Insider Trading Policy applicable to all employees. • SOX Anti-fraud Policy: Our guiding principles of honesty and integrity have contributed to our success as a global provider of technology and investment solutions. As such, dishonest or unethical behavior is not tolerated. • Anti-corruption Policy: The Anti-corruption Policy describes our policy in respect to anti-corruption laws, anti-bribery laws, and regulations of the countries in which we operate. SEI and its subsidiaries will conduct every business transaction with integrity and will comply with the applicable laws and regulations of the United States and each foreign country in which we work. The policy applies to all of our officers, employees, subsidiaries, and third parties worldwide. • Privacy and Information Security Policy: The Privacy and Information Security Policy outlines the principles that govern all of SEI’s business units and regulates direct or indirect subsidiaries of SEI Investments Co. with respect to the collection, sharing, and protection of information. • Anti-money Laundering Policy: We prohibit and actively prevent money laundering and the funding of terrorist

1110 Enterprise risk management The Enterprise Risk Management team, run by our Chief Risk Officer (CRO), reports to the CFO. Throughout the year, the CRO works with the various business lines and solution development teams to continually identify, review, and assess what we believe are material business risks and corresponding mitigation measures. Responsibilities that fall under the Enterprise Risk Management team include: • Corporate risk register • Business resilience and crisis management • Third-party risk management • Information governance • Corporate insurance • Insider threats • Counterparty risk Business continuity management The Business Continuity Management (BCM) function endeavors to deliver a program that achieves business and technology resiliency via preparation and testing of specific activities, technologies, and corporate recovery plans. Based on business impact analyses and risk assessments, the program is designed to continue developing, coordinating, and maintaining recovery plans and testing programs. Additional design objectives include the ability to recover and resume business processing in the event of an unforeseen disruption to facilities, personnel, technology systems, or applications. Our BCM program addresses what we believe are the material risks posed to the company in the event of a significant disruption or catastrophic incident. It also provides the framework within which the individual business areas, operating companies, and SEI as a whole can prevent, contain, and recover from a potential incident. SEI’s BCM uses an “All-Hazards Approach” to continuity planning. It is a challenge to plan activities by complying with all applicable requirements under the Bank Secrecy Act and other applicable regulations. • Regulated Entity Compliance Policies: Each of our regulated subsidiaries has adopted compliance policies and procedures tailored to that entity’s activities and relevant regulatory requirements. Fair marketing and communications SEI’s investment platforms and solutions serve retail investors—primarily through intermediaries— and institutional investors in global markets. Our clients include private banks, wealth services and management firms, investment advisors, investment managers, retirement plan sponsors, institutional investors, endowments, and ultra-high-net-worth families. We seek to provide fair, transparent, and comprehensive information on our products and services that are appropriate for each type of client. We require all marketing collateral to be reviewed and approved prior to use. A group of legal and compliance professionals, including FINRA-registered principals in the United States, reviews all company-generated marketing collateral for compliance with applicable legal and regulatory guidance. They subsequently complete corresponding regulatory filings as required. Our Legal and Compliance team members may also provide ongoing consultation on interpretative guidance and related legal matters. In-person and online training is required of and provided to new employees in sales and marketing roles. Guidebooks and supplemental reference materials, including policies and guidelines, are distributed to employees during training sessions. These materials are maintained internally. Employees must adhere to specific guidelines if they are approved and trained to represent SEI on any media platform, including print, broadcast, and social media, as part of their job responsibilities. For individuals who represent some of SEI’s regulated wholly owned for every possible incident, and an All-Hazards Approach focuses on response and recovery strategies that can be applied to many types of disruptive events, including pandemics, acts of violence, weather events, technology issues, etc. SEI’s BCM program implemented a cloud- based, third-party software tool to assist with program management in 2020 and will continue to transition the program to this new system in 2022. The annual corporatewide business impact analysis (BIA) and location- specific risk assessments are managed via the software tool. Crisis Management, IT Disaster Recovery, Business Operations, and Client Service continuity plans will be transitioned to the software tool in 2022. Each of our significant geographic locations has also established a Crisis Management Team (CMT), which has the authority to initiate the communication plan for that site and to invoke use of our offsite workplace recovery center with the designated business-resumption service provider (where applicable). The CMT makes use of the Incident Management and Emergency Communication processes, as well as the Business Continuity and Disaster Recovery Plans for its location as needed. Our ERM team is responsible for our annual Climate Change Risk Assessment. The assessment identifies potential impacts on our operations and business partners from physical climate risks, such as extreme weather events and natural disasters. It also identifies possible corporate responses to the potential risks. Third-party risk management We consider third parties to be an integral part of our business model, and as such, we exercise diligence when entering into, managing, and terminating third-party relationships. We maintain a Third-Party Risk Management Program that is designed to govern all third- party vendors globally and is designed to cover the entire vendor life cycle, including planning and third-party selection, risk assessment, contracting, due diligence, continuous subsidiaries, SEI provides additional mandatory training regarding content generation that complies with applicable content standards and relevant jurisdictional anti-fraud provisions for marketing. Supplemental training may be conducted at least once a year, and failure to participate in ongoing training may result in the revocation of official spokesperson status. Risk management We seek to manage risks thoughtfully in the pursuit of our strategic business objectives. We strive to deliver long-term, sustainable growth in our revenues and earnings. As such, we seek to balance risk-taking with strategic returns. Everyone has a responsibility to help manage risk within the corporation. SEI utilizes the “Three Lines of Defense” model, which is widely recognized by many of our clients and across the financial services sector. SEI’s first line of defense is comprised of SEI’s market and operating units. These units are the primary “owners” of risk and have day-to- day responsibility for managing risk. They are best positioned to understand the inherent risks associated with their business strategies and with the specific practices, processes, people, and systems they employ. SEI’s second line of defense includes the Enterprise Risk Management (ERM), Information Technology Risk Management, Legal and Compliance, and Finance and Accounting functions. These functions are designed to support the first line of defense with specialized skills and technical expertise. Among other things, the second line of defense develops programs, policies, and guidance designed to manage risk; implements centralized technologies, tools and systems; monitors the remediation of deficiencies; and provides centers of expertise. SEI’s third line of defense is its Internal Audit function, which is responsible for providing independent assurance on the effectiveness of SEI’s overall governance, risk management, and control arrangements. Our reputation as a trusted partner and advisor informs our ability to fulfill our mission to build brave futures through the power of connection.

12 Our Security Information and Event Management (SIEM) system provides near real-time detection and response to security events and integrates threat intelligence data to anticipate and identify suspicious activity. Each year, we conduct independent third-party tests of our systems to identify necessary changes and enhancements to the protocol. Additionally, the SEI Wealth PlatformSM is certified by top industry standards, like ISO 27001. Finally, our Information Security team performs regular vulnerability studies internally and externally. monitoring, and exit and contingency planning. Vendor owners are responsible for the risk, performance, and oversight of their third-party vendors throughout the relationship. A centralized Vendor Management Office administers the program. The program is overseen by senior management via a Vendor Management Committee. The committee is chartered with maintaining the program to address changes in the risk landscape and for facilitating program compliance. The committee reports to SEI’s Operations Risk Committee. As part of our standard third-party vendor due diligence, we request information about the vendor’s ESG program, including policies and practices relating to ethical sourcing, modern slavery and human trafficking, and health and safety. Data privacy and information governance SEI’s business model relies on processing large volumes of sensitive data, which presents a wide range of financial, operational, legal, regulatory, and reputational risks. SEI’s Privacy Program outlines and sets forth the principles that govern SEI with respect to the collection, sharing, protection of, and access to information. It also sets forth the principles that govern SEI’s global privacy regime. The Information Governance Program provides a framework of policies and practices regarding how the organization handles data throughout the information life cycle, including how SEI creates, stores, uses, shares, archives, and destroys data in order to conduct business. The two programs work closely with our Information Security program to promote sound business practices with regard to data protection. These programs endeavor to ensure data protection and privacy through the implementation of key principles, industry standards, and guidelines issued by regulatory agencies for the jurisdictions in which the company operates. SEI’s Chief Privacy Officer, who reports to our General Counsel, oversees the Privacy Program and is responsible for maintaining Information security training and awareness Our people are critical to our ability to protect client data and information. All employees, including contractors, receive training as part of their new-hire onboarding and annually as part of their required corporate training. Additional employee resources include a dedicated intranet site, where employees can access our policies, training, and information on best practices; regular communications from our corporate leadership; email updates from the Information Security team; and phishing awareness education at business unit town hall meetings. and publishing privacy-related policies and protocols, creating and maintaining SEI’s Record of Processing Activities (data mapping), acquiring and responding to data subject access requests, supporting any data privacy agreements, investigating privacy incidents, and responding to or providing notice of privacy breaches to regulators. SEI’s Director of Information Governance, who reports to our CRO, oversees the Information Governance Program, which is responsible for establishing and promoting sound data handling and minimization practices; identifying and eliminating unauthorized, unnecessary, or inactive data/storage repositories; and promoting defensible deletion activities. Other responsibilities include (but are not limited to) reducing access to sensitive data, promoting intellectual property (IP) protection practices, establishing standard procedures for the transmittal/sharing of data, ensuring that proper archive and purge functionality exists on all applications or data storage repositories, destroying obsolete physical records, establishing standard file-naming conventions, and maintaining the Corporate Records Retention Policy. Information security Our long-term client relationships depend on our ability to handle client data and information securely and with integrity. Our Chief Information Security Officer (CISO), who reports to our Chief Information Officer, manages our cybersecurity and information security programs, which are designed to protect the confidentiality, integrity, and availability of electronic information and other intellectual property. The CISO reports quarterly to the Operations Risk Committee, composed of senior executives, various boards of directors of our subsidiaries, and annually to SEI’s Board of Directors. Our network architecture limits and controls access to critical resources, while providing high rates of performance. Endpoint detection and response systems use advanced intelligence to detect malware, as well as analyze and adapt to new issues as they arise. We strive to deliver long-term, sustainable growth in our revenues and earnings. As such, we seek to balance risk- taking with strategic returns. 13

1514 Sustainable investing. SEI had over $306.2 billion in assets under management as of Dec. 31, 2021.1 We offer investment products, including mutual funds, collective investment products, alternative investment portfolios, and separately managed accounts (SMAs) to a range of institutional and high-net-worth investors. Investors are increasingly considering how ESG issues affect their investments and how their investments can drive positive impact. We approach sustainable investing with the same curiosity and conviction that have enabled our success for more than 50 years. 1 Our affiliate, LSV Asset Management, managed $99.0 billion, which are not included in this report. As a signatory to the Principles for Responsible Investment (PRI), we are committed to building and enhancing our approach to sustainable investing and reporting on these efforts annually. Our ESG statement reinforces this commitment for all our employees. SEI also seeks to be an active participant in industry dialogue related to ESG and sustainable investing. In addition to the PRI, in 2021 we participated in and/or were signatories to a range of collaborative organizations, including but not limited to: • Climate Action 100+ • Institutional Investors’ Diversity Cooperative • The Responsible Investment Association of Canada • The Investment Consultants Sustainability Working Group (US and UK) • 10,000 Black Interns Sustainable investing leadership SEI’s sustainable investing efforts are led by our Investment Management Unit’s (IMU) Strategic Planning and Stewardship Group, which includes the Sustainable Investing Solutions and Sustainable Research teams. The Sustainable Investing Solutions team’s responsibilities include the integration of sustainable investing into certain of our investment products and solutions, investment stewardship, ESG reporting, and liaising with our business units to support clients with respect to sustainable investing issues. The Sustainable Research team oversees integration of ESG inquiries into manager due diligence and leads dedicated searches for sustainable investment strategies. The Strategic Planning and Stewardship Group collaborates with and reports on sustainable investing policies and implementation to the head of the IMU, who is an executive vice president and part of SEI’s executive leadership team. Our sustainable investing efforts are also supported by a broad range of teams within the IMU, including but not limited to portfolio management and manager research, technology, operations, and trading. Further, within each business unit, solutions teams, client relationship managers, and advice teams support the implementation of sustainable investment solutions for our clients. The Sustainable Investing Solutions team chairs SEI’s Sustainable Investing Working Group (SIWG), which comprises representatives from across the IMU and business units. The SIWG endeavors to advance SEI’s sustainable investing efforts and capabilities by establishing common frameworks, goals, and metrics. Sustainability in manager research Manager research is the foundation of our approach to investment management. Over the course of three decades, we developed this capability to provide our clients access to skilled managers and diversified investment products through a multi-manager solution. We have incorporated an in-depth analysis of each of our managers’ sustainable investing capabilities into our manager research process. Every firm and investment strategy considered for our platform undergoes an ESG due diligence review and receives an ESG score of strong, moderate, limited, or weak, determined by SEI. These ESG ratings are one of many factors available to SEI’s portfolio management team when selecting managers; however, there is no minimum ESG score a firm or strategy must meet to be selected. The degree to which ESG considerations affect our decisions varies and are considered on a case-by-case basis. Our ESG evaluations of managers are based on the following factors: Firm assessment • Profile: Assess the manager’s commitment to sustainable investing by evaluating the breadth and longevity of its sustainable investment practices at both the firm and product levels. Help identify firms that have

SEI'S SUSTAINABLE RESEARCH ARCHITECTURE

Investment firm


Profile
Resources
Practices
Membership
Corporate implementation
Products
Personnel
Support
Integration
Importance

Investment strategy


Investing
Stewardship

Source: SEI Investment Management Unit. As of December 31, 2021. Subject to change without notice.

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long believed in sustainable investing and have fully built aspects of their business to support it.

- Resources: Evaluate how well-resourced the manager is to achieve its sustainable investing goals. We view this as the bridge between the manager's words and its actions.
- Practices: Assess how the manager integrates sustainable investing into its investment process, from investment decision-making to stewardship. This helps to distinguish true sustainable investing from "greenwashing," or presenting false integration of sustainable investing practices to attract clients.

Strategy assessment

- Investing: Analyze the strategy's integration of ESG factors, taking into account degree of materiality in affecting investment decisions and portfolio construction, quality of data and analytics employed, and alignment across the strategy's investment team.
- Stewardship: Evaluate the strategy's approach to stewardship, focusing on reporting capabilities and the intensity and thoughtfulness of issue engagement.

By the end of 2021, SEI's dedicated manager research sustainability team had evaluated nearly 250 firms and more than 575 strategies for their ESG practices. More than 80% of our underlying managers are PRI signatories.

Sustainable investing

	Equity	Fixed income	Total
Exclusionary screening	$11,949.0M	$8,396.0M	$20,345.0M*
ESG integration	$883.7M	$152.5M	$1,036.2M
Impact	$59.1M	$114.7M	$173.8M
Total	$12,891.8M	$8,663.2M	$21,555.0M*

Definitions

- Exclusionary: Strategies that exclude certain sectors, companies, or practices based on specific screening criteria.
- ESG integration: Strategies that incorporate environmental, social, and governance performance into analysis and selection.
- Impact: Strategies that target investments to generate a social or environmental impact alongside a financial return.

Data is categorized by primary approach to sustainability. Many products take multiple approaches, such as screening and integration. Data as of Dec. 31, 2021.

* $17.6B of this amount is comprised of products with exclusionary screening that is limited to controversial weapons.

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1918 Sustainable investing solutions In addition to integrating sustainability into our investment manager research, we aim to bring dedicated sustainable investment solutions to our clients through mutual funds and customized solutions. We have a 25-year track record of providing custom screening solutions to clients through separate accounts, enabling them to align their portfolios with their values by excluding investments in certain sectors or business practices, such as tobacco, gambling, or firearms. In the United States, we manage a number of funds that incorporate sustainability-related screens or incorporate sustainability into security weighting. All of our Irish-domiciled UCITS Funds exclude investments in companies involved in the sale, production, or development of certain controversial weapons. As of year-end 2021, these SEI funds had $19.3 billion in assets under management. Details are available in the relevant fund’s prospectus. Through our advisory businesses, SEI also provides clients with access to a range of solutions that promote sustainability characteristics or have sustainability objectives in SMAs and other investment vehicles. In 2021, SEI continued to approve new ESG integration and impact investment strategies for our institutional and private wealth clients. At the end of 2021, we managed approximately $2.2 billion in assets with screening, utilizing ESG integration or impact investment approaches through externally managed funds, ETFs and SMAs; and by providing ETFs with ESG characteristics as available substitutes in our ETF asset allocation strategies. Investment stewardship As active owners of our investments, we utilize our voice as shareholders to influence corporations to act in the best interest of our clients, including considering ESG issues in shareholder engagement and proxy voting. Shareholder engagement We believe that proactive and constructive engagement with companies can lead to improvement in standards and practices related to sustainability risks. We participate in collaborative engagement efforts that support constructive dialogue and reinforce what we believe are positive long-term relationships with issuers. By participating in engagement activities in partnership with other asset managers and asset owners, we aim to amplify our own voice as a shareholder. We work with third-party vendors to pursue our shareholder engagement efforts. These third-party vendors identify companies that have experienced severe or persistent violations or breaches of global norms related to sustainability, such as environmental practices, human rights, labor rights, or business ethics. Via the information provided by these third-party vendors, our thematic engagement strategy seeks to engage companies that are potentially exposed to risks or opportunities associated with sustainability megatrends and in support of the UN Sustainable Development Goals (SDGs). In 2021, our thematic focus areas were climate change, sustainable agriculture, modern slavery, the future of work, and board governance. In 2021, shareholder engagement efforts by our vendors on behalf of SEI and others included 447 cases, with positive progress achieved in one-third of all cases. Most frequent topics for engagement were environment and climate change (51%), followed by human rights (26%). Proxy voting Across our U.S. and Irish-domiciled funds, SEI Investments Management Corporation, or SIMC, our investment advisor registered with the SEC under the Investment Advisers Act of 1940 and with the Commodity Futures Trading Commission, or CFTC, under the Commodity Exchange Act, has adopted proxy voting guidelines that require the evaluation of ESG- oriented shareholder proposals on a case-by-case basis and will generally support well-crafted, business-relevant ESG resolutions. SIMC’s Proxy Voting Committee provides oversight of the proxy voting policy and activities and meets as necessary to perform its oversight functions. The committee comprises representatives of SIMC’s Investment Management Unit, Sustainable Investing team, and Compliance personnel. SIMC has retained Glass Lewis as its proxy voting vendor. In that capacity, Glass Lewis will vote proxies consistent with SIMC’s proxy voting guidelines. In addition to Glass Lewis’ recommendations, SIMC receives certain proxy voting recommendations from our shareholder engagement vendor, Sustainalytics, reflecting progress and priorities with companies that have been engaged. If SIMC determines that Glass Lewis and Sustainalytics have provided conflicting voting recommendations on a proxy item for a specific company that implicates a topic for which Sustainalytics has an active engagement effort with that company on SIMC’s behalf, SIMC’s proxy voting committee may review the recommendations and determine how to vote in the best interest of shareholders. SEI Canada has adopted ESG guidelines that are supportive of ESG-related shareholder resolutions. More information about our approach to proxy voting can be found online for our funds domiciled in the United States, Ireland, and Canada. Engagement cases by category 51% Environment and climate change 26% Human rights 16% Governance and ethics 7% Labor rights

2120 Investment risk management As a global investment manager, we seek to identify and manage our exposure to and impact of systemic risks across our investment solutions. The main objective of SEI’s Investment Risk Management team is to ensure that the IMU’s portfolio and investment strategies meet clients’ and SEI’s expectations by monitoring investment guidelines and risk budgets, stress testing results, and meeting risk-related regulatory requirements. The team operates separately from our portfolio management teams, allowing for an objective and independent risk analysis for our investment products. We use a technology-driven, multi-asset risk management system for equities, fixed-income securities, and alternative investments. The system provides a consistent and daily view of risk across asset classes and creates a framework that is designed to contribute to a common understanding of risks across our various investment teams. Our Investment Risk Management team performs stress tests to measure the risk of loss under various shocks and economic scenarios. Factor- sensitivity shocks measure a portfolio’s sensitivity to specific risk factors, including market risk, credit risk, interest rate risk, and currency risk. Risk oversight The IMU has a governance framework that consists of various committees that provide oversight of all functional areas of the IMU. The Director of the Investment Risk Management team chairs these oversight committees, which include the Sub-Advised Portfolio Management Oversight Committee, the Internal Portfolio Management Oversight Committee, and the Asset Allocation Oversight Committee. These committees evaluate our investment processes, product implementations, and investment results relative to expectations. They are also responsible for approving material changes to investment strategies, benchmarks, and risk limits. Additional oversight is provided by our Derivatives and Counterparty Risk Oversight Committee and the Liquidity Risk Committee. The Derivatives and Counterparty Risk Oversight Committee monitors exposures and the credit worthiness of derivatives counterparties, repurchase agreement counterparties, and custodial sweep programs. The Liquidity Risk Committee oversees our liquidity risk program. This committee monitors our ability to meet redemptions under normal and stressed conditions without materially impacting a portfolio’s net asset value. Liquidity risk The Investment Risk Management team monitors liquidity in SEI’s portfolios. The team maintains a liquidity program that aims to measure each mutual fund’s ability to meet all redemption obligations to shareholders and mitigate dilution of interests to remaining shareholders after redemptions. Using the daily history of cash flows, we determine the level of reasonably anticipated withdrawals from portfolios under normal conditions. Each day, the team measures the amount of time needed to trade portfolio securities based on a transaction cost model that incorporates bid- ask spreads, average daily volume, settlement time, and the reasonably anticipated trade size. From this data, we assess a mutual fund’s liquidity profile and its ability to meet redemptions. Strict limits are applied to the amount of illiquid securities in each portfolio. Derivatives risk The Investment Risk Management team monitors the use of derivatives. Limits are established for notional derivatives exposures based on each portfolio’s investment strategy, which are approved by the Sub-advised Portfolio Management Oversight Committee. We also monitor the liabilities created by deliverable derivatives transactions. These liabilities must be covered by cash or readily marketable securities. In addition, we monitor counterparty exposures from derivatives transactions. Counterparty exposures are reported to the Derivatives and Counterparty Risk Committee, which also monitors counterparties’ credit worthiness. Workforce. SEI is strengthened by contributions from our global community members, who are diverse in race, gender, sex, religion, abilities, ethnicity, age, sexual orientation, national origin, socioeconomic status, veteran status, viewpoints, and life experience. We are committed to cultivating an inclusive and equitable work environment for a dynamic workforce and fostering philanthropic efforts that allow our employees to live their values and passions as they give back to communities.

Recruitment

SEI is committed to creating and maintaining a diverse and inclusive workforce and culture. We believe it is imperative to have diversity of backgrounds, talents, and thoughts in order to address our clients' needs and to encourage innovation. We value contributions that come from individual co-workers, including their perspectives, experiences, and ideas.

In keeping with that belief, SEI is proud to be an equal opportunity employer and a volunteer affirmative action program reporter. We continue to build diverse representation of our workforce by offering employment opportunities to BIPOC, women, differently abled people, LGBTQIA+, military service members, and veterans.

Our workforce strategy encompasses global outreach and programs focused on recruitment, retention, and the promotion of underrepresented groups within the financial services industry. Part of this strategy also includes partnerships with our employee-led affinity groups.

Spotlight on diversity

Last year, our Workforce Development team, working alongside the SEI Diversity & Inclusion affinity group, made a concentrated effort to attract, develop, and retain employees from diverse backgrounds. All of our affinity groups were committed to our focus on increasing employee education, building an inclusive culture, and promoting success for all of our stakeholders globally. Highlights include:

- Worked to recruit two new positions focused on diversity, equity, and inclusion (DEI)—Director of DEI and Program Manager of DEI Reporting and Outreach
- Participated in 10,000 Black Interns at our London office, where two interns were sponsored, and one has already been hired
- Launched our Neurodiversity@work virtual cohort, resulting in three hires
- Partnered with the SEI Women's Network to introduce a development series for women and continued to support Vision 2020's "Women 100"

Global employee demographics

	Male	Female	White	Persons of color
Senior leadership	74%	26%	86%	14%
Supervisors and managers	64%	36%	85%	15%
Individual contributors	67%	33%	76%	24%
Sales and relationship management	73%	27%	90%	10%
Technology	76%	24%	61%	39%

Percentages as of Dec. 31, 2021. A portion of SEI employees have chosen not to self-identify their demographic information.

Internal recruitment

We continued to use Pathways, an employee mobility tool, which assists our current employees in career pathing and identifying new opportunities to remain at SEI and explore a different career journey. To date, the tool has been adopted by more than 2,000 employees. Pathways is also a tool to track employee referrals, which are vital to our growth as an organization. We received over 400 referrals in 2021.

University relations

Our Workforce Development team continues to maintain relationships with more than 25 regional and national colleges and universities to build a talent pipeline across the organization. In 2021, we expanded our reach to include more schools. Through our partnerships with staff, professors, and student organizations, we have been successful in attracting a variety of talented students. Our virtual internship program allowed students to join us from all over the country. We focused recruitment efforts in several diversity programs, including several all-female universities and historically Black colleges and universities. We also built upon our partnership with the National Association of Black Accountants, and we will continue to explore new relationships with colleges and universities, with a focus on underprivileged and underrepresented populations. The student pipeline model supports opportunities across our business—from the entry-level space to our junior leadership programs.

Employee statistics

In our 2022 proxy statement, we disclosed data from SEI's EEO-1 Report submitted to the U.S. Equal Employment Opportunity Commission for 2021, which covered demographic data for SEI's U.S. employees as of the payroll period of October 11-22, 2021.

Closing the gender pay gap

We strive to provide all of our employees with the opportunity to grow and contribute to our company's success. Our investments in our global gender diversity initiative are guided by our analysis of what we believe we are doing well and where we need to focus our energies to improve the ways we attract, develop, and retain our female employees.

In the context of the U.K., our 2022 gender pay gap report was published in April 2022 and has a snapshot from April 2020 to April 2021. We observed a decrease in both the mean- and median-fixed pay gaps this year (mean-fixed from 28.6% to 21.1%, and median-fixed from 14.1% to 13.6%).*

Training and development

The Workforce Development team provides multiple tools and resources to SEI employees to support their growth and professional development through programs, classes, and coaching. We look to foster connection, engagement, and advancement for employees at all levels, all roles, and all locations. Our commitment to employees continued in 2021 with the introduction of new programs, learning content, and learning modalities.

Keeping the valuable lessons we learned in 2020, all trainings and programs were delivered virtually in 2021. This allowed us to expand our courses and programs globally and continues to create space for learning in an equitable and inclusive way—whether people are at home or in the office.

*Gender pay gap figures reported as of April 5, 2021

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24 Our focus on employee learning is structured by three main components: instructor-led courses, on-demand courses through LinkedIn Learning, and GetAbstract. Instructor-led Our Learning & Development team leads the majority of our instructor-led courses, structuring them to promote the growth and development of all employees. In 2021, we: • Connected with over 600 employees across the globe, which translated to approximately 21% of attendees tuning in from satellite locations • Launched the “Get to Know” virtual series to educate all employees on SEI’s business, answering the “why,” “what,” “how,” “who,” and “when” for each business unit on a bimonthly basis • Designed and delivered new content for five courses focused on the new challenges our employees are facing: career pathing, effectively managing hybrid teams, managing with trust, worker-to-manager relationships, and emotional intelligence for managers LinkedIn Learning Our license with LinkedIn Learning gives our employees access to more than 7,000 on-demand courses facilitated by top industry professionals on a wide variety of topics. In 2021: • We provided continuing professional education (CPE) credit courses and certification preparation for employees seeking to expand their learning from resources like NASBA, SHRM, Six Sigma, PMI, Agile, Microsoft, AWS, PMP, and more. • Resilience Building, Effective Listening, and How to be More Inclusive were the most popular courses. • Learn Microsoft Teams – Starter Kit, Prepare for the Microsoft Azure Fundamentals Exam, and Prepare for AWS Certified Solutions Architect (Associate) Exam were the most popular learning paths. GetAbstract Our access to GetAbstract empowers our employees with the most relevant business publications, expertly curated and summarized into bite-sized, quick-access learning opportunities. In 2021: • Leadership, Personal Development, and Workplace Skills were the most followed channels. • “There’s a Name for the Blah You’re Feeling: It’s Called Languishing,” “Brain Rules,” and “Mastering the Art of Public Speaking” were the most popular summaries. • We had more than 2,300 registered users and 2,000 site visits. Employee benefits We encourage employees to stay relevant and develop a growth mindset by investing in programs outside of SEI in leadership, technology, data, finance, and business. We offer both tuition and professional development reimbursement as employee benefits. Tuition reimbursement Helping SEI grow our leaders, in 2021, 111 employees completed 425 graduate MBA courses. Professional development reimbursement We helped 63 employees achieve 30 certifications and complete 33 courses to build their skills and grow our knowledge base. Coaching We continue to grow and support our coaching services and offerings, where a large focus of time last year was spent on sourcing and training a cohort of 20 global employees who are now conducting coaching engagements for our workforce. These are tenured employees with backgrounds that represent our market and competency units. They support coaching engagements in addition to their current role responsibilities. Approximately 40 leaders took advantage of 2021 learning highlights INSTRUCTOR-LED LINKEDIN LEARNING GETABSTRACT 756 New employees welcomed through virtual orientation 7,029 Courses viewed 2,371 Employees utilized 19 Course options with 58 instructor-led training sessions 2,980 Instructor-led class participants 62,393 Videos viewed 57,230 Articles and book summary downloads 25

2726 this benefit, resulting in approximately 200 coaching hours. In 2021, we also continued to support four types of coaching engagements internally. Each engagement addressed a specific need and identified a critical business impact for senior leaders. • Leadership coaching: For executives and senior leaders who desire one-on-one coaching, leadership coaching can unleash additional potential and create optimal impact as a leader. • Onboarding coaching: This supports senior leaders joining SEI from other firms to help engage their natural talents for a successful start. With input from the leader’s manager, coaching ensures clarity about the leader’s new role and responsibilities, while supporting them in identifying and collaborating with their stakeholders. • Promotion coaching: Newly promoted leaders can benefit greatly from a coach who can tap into their talents, maximize their potential, and assist them in learning how to effectively overcome their challenges. For leaders who are responsible for new or new-to-them teams, coaching will identify the leader’s hallmark style and how that style will support a high-performing and collaborative team. • Team coaching: An engagement in which a senior leader and their team members receive individual coaching while focusing on the same end goal(s). 5-15 Leadership Program We completed the fourth cohort of our 5-15 Leadership Program, created to develop employees who have five to 15 years of experience at SEI. The program was redesigned to be 100% virtual, and we seamlessly accommodated our first global cohort in 2021. The program engages prospective, emerging, and experienced leaders from across offices and organizational functions to learn, grow, and be challenged to think differently about the future of our business. Throughout the three-month program, Our response to COVID-19 continues The health and safety of our workforce is—and has always been—a top priority. Many of our established processes and protocols, which originated in 2020, continued in 2021. We refined, enhanced, and evolved our protocols to meet the ever-changing environment, addressing all aspects of the pandemic that affected our workforce; including but not limited to paid time off, travel and work-from-home policies, floor evacuations, vaccination approaches, and cleaning and contact-tracing practices. Throughout the year, we invited employees back to our Oaks campus and other global offices, taking a phased approach, which was informed by local and national government mandates. As the communities and businesses around our locations increasingly remove restrictions and return to offices, our company also began our transition back. On April 25, 2022, we began formally bringing employees back into our U.S. offices on a hybrid schedule. Our non-U.S. offices have or will have schedules that are determined by local circumstances, requirements, and business needs. We continue to follow the guidance of local and national governments in the geographies we operate in. We also worked to make sure our employees were receiving ongoing education opportunities. Our Learning & Development team continued to curate virtual content on our learning management system and offered ongoing learning opportunities for all SEI employees, regardless of their physical locations. Knowing that our employees are our greatest asset and wanting to support them in ways beyond professional development, we offered ongoing mental health support through a two-part Pandemic Parenting program, online courses, and an employee microsite that contained a host of resources available for employees to utilize and learn at their own pace. Additionally, we recognized World Mental Health Day by hosting a virtual talk with a participants have the opportunity to learn from each other, grow together, connect across organizational functions, gain exposure to executive management, and develop a leadership mindset. The 2021 cohort engaged 19 prospective, emerging, and experienced leaders from across the organization. The group included 37% women and 11% BIPOC (Black, Indigenous, people of color). Five (26%) of our selected leaders were based in SEI’s satellite offices, including four leaders (21%) located outside of the U.S. Women’s development series Our Learning & Development team partnered with the SEI Women’s Network and our “Get, Grow, Keep” initiative, which focuses on supporting women’s career development within our company and helping us improve the ways we attract, develop, and retain female employees, to pilot the SEI Women’s Development Series in the third quarter of 2021. This eight-week cohort provided a balance of learning sessions, networking, and discussion circles with a focus on the growth and development of women at SEI. We leveraged an outside learning vendor, Templar Associates, to facilitate three of the sessions, while our Learning & Development team developed and facilitated the others. A group of 10 female leaders from each of our business units participated, and the group included global representation. With the pilot’s success, we plan to offer this cohort in the spring and fall of 2022. Associates and internship programs The global Associates and Internship programs equip recent and soon-to-be graduates with the tools, exposure, and development opportunities necessary to launch their SEI careers. Upon successfully completing these programs, participants receive ongoing support to enable their long-term success at SEI. Despite the added pressures of COVID-19, both the Internship and Associates programs proved successful again in 2021, with 37 and 35 candidates hired, respectively. mental health expert from the U.K., who spoke to employees about the importance of self-care and self-awareness in an ever-changing world. Employee affinity groups We believe it is important to endeavor to make a meaningful, positive impact on the communities in which we work and serve. We strive to be stewards of advocacy, which may be best represented in our diversity initiatives and the grassroots efforts that define our employee-led volunteer groups. An elected board of directors leads each cause-based group, and the members follow a specified mission to accomplish their goals. Our affinity groups are self-created, self-run, and self-sustained with the support of executive management, global colleagues, and communities. The SEI Black Professionals Network (SBPN) formed in 2020 after SEI’s three-part “Let’s Listen” series with the express purpose of connecting, supporting, and addressing the professional needs of its members through awareness, leadership development, educational forums, and networking opportunities. The network recognizes and promotes the value Black professionals contribute to our corporate culture. In 2021, the network: • Created a four-part series to celebrate Black History Month, featuring stories about Black Wall Street, slavery and the American economy, the origin of race-based ideas, and family history • Commemorated Juneteenth with a cooking demonstration that highlighted the intersections between the holiday, food, and family; and we also made Juneteenth an official company holiday • Held a professional development session with Nichelle Maynard-Elliott, Esq., our new independent trustee for SEI’s Advisors’ Inner Circle Fund III, in which she shared successes and hurdles that she encountered on her professional journey We are committed to cultivating an inclusive and equitable work environment for a dynamic workforce and philanthropic efforts that allow our employees to live their values and passions as they give back to communities.

29 SEI Cares is a global, philanthropic organization that sponsors volunteer opportunities and awareness events. Established in 2001, the SEI Cares Fund, an employee-led contribution fund, donates grants to local partner organizations that support animal welfare, community development, environmental protection, and health services. Funding from the SEI Cares Fund comes from the parent company and employee base. In 2021, SEI Cares: • Donated $248,000 to 16 partner organizations through the SEI Cares Fund • Granted $360,000 to 17 partner organizations focused on education through participation in the PA Educational Improvement Tax Credit program • Provided disaster relief, resulting in over $42,000 donated to local charities for three catastrophic events: communities impacted by Hurricane Ida, the COVID-19 crisis in India, and the building collapse in Surfside, FL SEI Green Team seeks to foster a sustainable future by providing environmental education and awareness for our employees, developing solutions to reduce SEI’s environmental footprint, and supporting environmentally friendly purchasing and consumption. In 2021, the SEI Green Team: • Contributed to establishing new printing procedures, cutting the company’s average paper use by 95% • Hosted annual Earth Week activities, including workshops and webinars about stormwater, native plants, and natural lands—many in conjunction with the Perkiomen Watershed Conservancy SEI Salutes strives to support veterans and their families in the transition from military service to civilian life, enhance SEI’s diversity, and celebrate the contributions of our colleagues with military backgrounds. In 2021, SEI Salutes: • Honored employee veterans and civilian supporters with celebrations for Memorial Day, Veterans Day, Military Appreciation Month, and other occasions • Continued fundraising efforts, including raising more than $11,000 to support two military- focused organizations and maintaining a 17-year tradition of donating to Toys for Tots • Established partnerships with three organizations, two in the Philadelphia area and one in the London area, donating money to them for speaking events SEI Wellness Team globally promotes employees’ physical, financial, and social well-being by creating forums to discuss healthy lifestyles, encouraging physical fitness, sharing caregiving information and advice, helping employees navigate workplace wellness challenges, and offering group sessions on a range of related topics. In 2021, the SEI Wellness Team: • Held an onsite flu shot clinic, offering the option of receiving the flu vaccine via a drive-thru clinic or walk-up availability for those working on campus SEI Diversity & Inclusion supports our efforts to attract, develop, and retain employees from diverse backgrounds. The group focuses on employee education, building an inclusive culture, and promoting success for all of our stakeholders. In 2021, SEI Diversity & Inclusion: • Granted $109,000 to seven strategic partnerships, all nonprofits focused on expanding the impact of global diversity and creating opportunities for youth of color • Created Project Nurture, an initiative that seeks to positively impact the surrounding communities of London by working with local organizations that are committed to addressing factors that contribute to racial inequities • Renamed the organization from SEI Diversity to SEI Diversity & Inclusion to highlight the importance of inclusivity in their work • Encouraged employee health and wellness through a series of online tips, 16 online workshops, and five company- sponsored challenges SEI Women’s Network (SWN), founded in 2007, seeks to inspire and support the professional growth of women. A board of 17 women and men lead the global organization. SWN provides educational forums, hosts networking opportunities, and encourages success through personal and professional growth. The Women’s Network profiles women across the globe through its #HERSTORY campaign and culminates its activities with an annual leadership summit. In 2021, SWN: • Created a women’s development series and executed a pilot program with a 10-person cohort, delivering professional development sessions on executive presence, speaking up, negotiating for women, and owning an individual’s value • Hosted an opportunity series with sessions focused on relationship management, technology, and business management • Hosted virtual events, including the eighth annual Leadership Summit, which attracted nearly 1,100 registrants globally and included a virtual pop-up shop to support female-owned small businesses in communities where SEI has global offices Philanthropy Since 2001, the SEI Cares affinity group has led company-sponsored philanthropic efforts, including grant-making, volunteerism, and community awareness. The program is designed to support and engage with the local communities in which we live and work while also supporting our corporate social responsibility values. Through the SEI Cares Fund, an employee-led contribution fund, the program provides grants to our partner organizations in the targeted giving areas of animal rights, welfare, and services; community services; economically disadvantaged youth; environmental protection and conversation; and health 2021 corporate recognition 2021 Top Workplace USA by Energage 2021 Top 10-level Military Friendly® Employer for companies with $1 billion to $5 billion in revenue 2021 Military Friendly® Spouse Employer Leading Disability Employer from the National Organization on Disability Champion of Board Diversity by The Forum of Executive Women and PwC Diversity Champion by InvestmentNews Top Workplace from The Philadelphia Inquirer Faces of Philanthropy honoree by the Philadelphia Business Journal 28

3130 services. In addition to direct grants, SEI Cares also sponsors a grant program that matches employee donations and volunteer hours with grants of up to $2,000 to eligible nonprofits. Throughout 2021, despite the continuation of the COVID-19 pandemic, SEI Cares sustained its support of charitable giving through our employees’ dedication and commitment to assisting nonprofit partners and the communities in which we work and live. Although most events continued virtually, our employees committed their time and generosity to support local nonprofits and communities that suffered a catastrophic loss. In 2021, the SEI Cares Fund granted $248,000 to 16 U.S. partner organizations, and SEI Cares granted over $12,000 to two U.K. partner organizations. Through our participation in the Pennsylvania Educational Improvement Tax Credit (EITC) program, SEI Cares once again granted $360,000 to partner organizations focused on education. SEI Cares also matched over $39,000 in employee contributions to non-partner charity organizations. Supported by our employees’ generosity, SEI Cares was able to provide over $42,000 in disaster relief for catastrophic events that occurred in 2021. In all, over $700,000 went to charities as part of our SEI Cares group activities. This is in addition to the direct giving SEI makes to charities in the markets in which we operate. Environmental sustainability. Our commitment to corporate social responsibility includes seeking opportunities to manage our operations efficiently and working to reduce our environmental footprint at our corporate headquarters and data center in Oaks, PA, as well as in our global offices. We aim to manage our greenhouse gas emissions, effectively manage our waste, and benefit the local watershed near our corporate headquarters.

Our in-house facilities teams, which manage our operational practices, report regularly to our CFO and other executive management.

Greenhouse gas emissions

Because SEI provides technology and investment solutions, our greenhouse gas emissions are primarily associated with office and data center energy consumption.

At our headquarters, we have invested in energy efficiency by installing LED lighting and updating our building management system (BMS) and related HVAC equipment. This enables us to maximize free cooling in mornings during shoulder seasons. Our air-handling units and outside air units are retrofitted with variable speed drives to reduce energy consumption.

Greenhouse gas emissions

				2021*	2020	2019
	Oaks, PA Campus	Data Center	Global Offices	Total	Total	Total
Energy Consumption						
Scope 1: Direct Energy (MWh)	20.10	0	0	20.10	4.49	2.11
Scope 2: Purchased Electricity (MWh)	11,501	6,920	1,358	19,779	19,586	19,216
Total	**11,521**	**6,920**	**1,358**	**19,799**	**19,591**	**19,218**
Greenhouse Gas Emissions						
Scope 1: Direct (MT CO_2e)	130	0	0	130	24	39.58
Scope 2: Purchased Electricity (MT CO_2e)	2,573	1,548	424	4,545	9,342	7,018
Scope 3 Category 6: Business Travel (MT CO_2e)	N/A	N/A	N/A	84	N/A	N/A
Total	**2,703**	**1,548**	**424**	**4,759**	**9,366**	**7,058**
Emissions Intensity						
Revenue (MT CO_2e/US $1million)	N/A	N/A	N/A	2.36	5.56	4.28
Area (MT CO_2e/1,000 ft^2)	4.34	45.53	2.29	5.62	11.97	10.95
Employees (MT CO_2e/FTE)	0.67	N/A	0.48	0.98	2.42	2.09

* 2021 greenhouse gas emissions reflect market-based emissions. 2019 and 2020 greenhouse gas emissions reflect location-based emissions. This methodological change is intended to capture the procurement of renewable energy credits in 2021. Please see our CDP report for full disclosure of both market-based and location-based data.

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Sustainability in our cafeteria

In partnership with our dining service partner, SEI aims to incorporate sustainability into our dining services at our headquarters cafeteria.

2021 HIGHLIGHTS

100% Milk and yogurt products without artificial growth hormones

100% Chicken produced without routine use of human antibiotics

100% Certified Humane cage-free eggs

58% Seafood meets Seafood Watch sustainable sourcing criteria

100% Turkey produced without the routine use of human antibiotics

13.6% Produce and dairy sourced locally (<250 miles)

227 Gallons of cooking oil recycled for biodiesel

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34 Our 104,000-square-foot Valley View building in Oaks, PA, exceeds high-efficiency standards from the Building Owners and Managers Association (BOMA) and features electrochromic glass that will reduce solar loads and increase HVAC efficiency. The design also incorporates energy recovery units into the ventilation system that improve indoor air quality, while maintaining preconditioned heating and cooling year round. We operate 34,000 square feet of data center space that uses closed glycol loop technology with variable speed pumps to reduce energy consumption, while our BMS maximizes free cooling throughout the year. Additional energy efficiency is achieved through sophisticated computer modeling of airflow on the raised floor area. Ongoing replacement of computer room air-conditioning units will continue to improve energy efficiency in our data center. At our office in Dublin, Ireland, 100% of the electricity is produced by renewable sources. In 2021, SEI purchased wind-powered renewable energy credits (RECs) that covered 50% of the electricity consumed at our Oaks, PA, campus. In 2021, SEI’s total greenhouse gas emissions from energy production, consumption and business travel were 4,759 MT CO2e. The 49% reduction in greenhouse gas emissions from 2020 to 2021 was driven primarily by SEI’s REC procurement initiative. More detail is available in our CDP Report. Waste management Successful waste management relies on the participation of our employees. To make recycling a simple and routine habit, we instituted single-stream recycling in all of our offices, available in cafeterias and office pantries. In 2021, SEI recycled 54% of waste, by weight, produced at our headquarters, and 64% of waste, by weight, at our London offices. As we prepared to welcome employees back to our offices, we established an office equipment recycling program that resulted in more than 24 metric tons of light iron recycled from obsolete office furniture and supplies, more than 500 pounds of fluorescent lamps, and 275 gallons of paint. The Green Team leads efforts to reduce the production of waste in our offices. These efforts include adding automatic hand dryers to restrooms, installing single-serve napkin and utensil dispensers in our cafeterias, and creating signage to educate employees about waste reduction and recycling. Water resources SEI’s corporate headquarters comprises a 135-acre campus about 25 miles outside of Philadelphia. The campus is designed to maintain the natural landscape and support the local habitat for plants and animals in the Perkiomen Creek Watershed. We were honored by the Perkiomen Watershed Conservancy in 2008 and 2017 for our efforts to support the watershed. In 2021, severe weather led to the destruction of a five-acre wetland established on SEI’s campus to support the Watershed. SEI committed to restoring and reestablishing the wetland in early 2022. Easy being green Drawing on our culture of innovation and engagement, in addition to executive management’s focus, SEI’s Green Team spearheads many of our environmental sustainability initiatives. This employee-led volunteer group educates co-workers about environmentally friendly practices and creates initiatives focused on reducing our carbon footprint, raising environmental awareness, and encouraging environmentally conscious consumption. In 2021, the Green Team’s annual Earth Week campaign included educational events and webinars for employees around the world. Activities included Storm Water and Native Plant workshops with the Perkiomen Watershed Conservancy, a webinar on land conservation, and an employee photo contest to highlight sustainable changes employees have made in their daily lives. The winning photo from the 2021 Earth Week photo contest highlighted one employee’s suburban prairie garden, which uses native shrubs, prairie grasses, bee boxes, and flowering plants to sequester carbon and provide food and habitat for pollinators and other wildlife. The garden is home to countless songbirds and at least seven butterfly species. Photo credit: Peter Wilson 35

Value Reporting SASB Standards.

SEI reports using guidance from the Value Reporting Foundation's SASB standards for the Software and IT services and Asset Management and Custody sectors.

All figures reported in U.S. dollars as of Dec. 31, 2021, unless noted otherwise.

Software and IT services – activity metrics

Metric	Code	Disclosure
(1) Number of licenses or subscriptions, (2) percentage cloud-based	TC-SI-000.A	Not applicable due to structure of business.
(1) Data processing capacity, (2) percentage outsourced	TC-SI-000.B	SEI has clients that utilize our data processing and storage capabilities across all of our solutions: · 50 banks and trust institutions (on TRUST 3000®) · 58 banks, independent wealth managers, and other wealth managers (on the SEI Wealth Platform℠) · 97 banks, wealth managers, and other financial services intermediaries (who had at least $5 million each in customer assets invested in our programs) · 7,500 financial advisors · 480 institutional clients · 549 investment management companies SEI does not outsource data processing. There may be a few exceptions.
(1) Amount of data storage, (2) percentage outsourced	TC-SI-000.C	SEI storage totals by platform (data protection saves and Exadata are not included): · Enterprise 5.9 PB · Midrange: 2.3 PB · File: 889 TB SEI does not generally outsource data storage. There may be few exceptions.

Environmental footprint of hardware infrastructure

Metric	Code	Disclosure
Total energy consumed, percentage grid electricity, percentage renewable	TC-SI-130a.1	Greenhouse gas emissions, page 32, 2021 CDP Climate Report.
Total water withdrawn, total water consumed, percentage of each in regions with high or extremely high baseline water stress	TC-SI-130a.2	SEI maintains three offices in regions considered to have high or extremely high baseline water stress,according to the the World Resources Institute's Water Risk Atlas. All three are office spaces that do not withdraw or consume significant volumes of water.
Discussion of the integration of environmental considerations into strategic planning for data center needs	TC-SI-130a.3	Environmental sustainability, page 31.

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Data privacy and freedom of expression

Metric	Code	Disclosure
Description of policies and practices relating to behavioral advertising and user privacy	TC-SI-220a.1	Data privacy, page 12.
Number of users whose information is used for secondary purposes	TC-SI-220a.2	SEI does not use client information for secondary purposes.
Total amount of monetary losses as a result of legal proceedings associated with user privacy	TC-SI-220a.3	SEI legal proceedings can be found in our 2021 Form 10-K, page 25.
Number of law enforcement requests for user information, number of users whose information was requested, percentage resulting in disclosure	TC-SI-220a.4	Because of the sensitive and proprietary nature of these data points, we choose not to disclose this data at this time.
List of countries where core products or services are subject to government-required monitoring, blocking, content filtering, or censoring	TC-SI-220a.5	SEI does not operate in countries where products or services are subject to government-required monitoring, blocking, content filtering, or censoring.

Data security

Metric	Code	Disclosure
Number of data breaches, percentage involving personally identifiable information, number of users affected	TC-SI-230a.1	Material breaches are reported in our 2021 Form 10-K, as applicable.
Description of approach to identifying and addressing data security risks, including use of third-party cybersecurity standards	TC-SI-230a.2	Information security, page 12.

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Recruiting and managing a global, diverse, and skilled workforce

Metric	Code	Disclosure
Percentage of employees that are (1) foreign nationals and (2) located offshore	TC-SI-330a.1	SEI's U.S.-supported foreign national population represents approximately 3.5% of our global workforce. SEI is a global company. Approximately 16% of our employees work in offices outside of the United States: • Non-U.S. North America: 81% • EMEA: 13% • APAC: 7 %
Employee engagement as a percentage	TC-SI-330a.2	SEI distributed a companywide engagement survey in 2021 and earned the Top Workplace USA designation based on our scores and employee feedback.
Percentage of gender and racial/ethnic group representation for (1) management, (2) technical staff, and (3) all other employees	TC-SI-330a.3	Workforce, page 21.

Managing systematic risks from technology disruptions

Metric	Code	Disclosure
Number of (1) performance issues and (2) service disruptions; (3) total customer downtime	TC-SI-550a.1	Material performance issues and service disruptions can be found in our 2021 Form 10-K, as applicable.
Description of business continuity risks related to disruptions of operations	TC-SI-550a.2	Business continuity, page 11.

Asset management and custody activities – activity metrics

Metric	Code	Disclosure
(1) Total registered and (2) total unregistered assets under management (AUM)	FN-AC-000.A	$405.1 billion in registered assets under management. Our affiliate, LSV Asset Management, manages $99.0 billion, which is not included in this report. Additional information available in our 2021 Form 10-K.
Total assets under custody and supervision	FN-AC-000.B	$911.9 billion in assets under administration. Additional information available in our 2021 Form 10-K.

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Transparent information and fair advice for customers

Metric	Code	Disclosure
(1) Number and (2) percentage of covered employees with a record of investment-related investigations, consumer-initiated complaints, private civil litigations or other regulatory proceedings	FN-AC-270a.1	Within the last five years, none of SEI's covered employees has disclosed that he or she has been involved in a legal proceeding related to the investment advisory or brokerage business. Additional information found at adviserinfo.sec.gov.
Total amount of monetary losses as a result of legal proceedings associated with marketing and communication of financial product-related information to new and returning customers	FN-AC-270a.2	SEI is subject to federal securities laws and required to file annual and quarterly reports with the SEC on Forms 10-K (Part I, Item 3. Legal Proceedings, Related Notes to the Financial Statements, etc.) and 10-Q (Part II, Item 1. Legal Proceedings, Related Notes to the Financial Statements, etc.). These filings and additional information found at seic.com/investor-relations.
Description of approach to informing customers about products and services	FN-AC-270a.3	Fair marketing and communications, page 10.

Employee diversity and inclusion

Metric	Code	Disclosure
Percentage of gender and racial/ ethnic group representation for (1) executive management, (2) non-executive management, (3) professionals, and (4) all other employees	FN-AC-330a.1	Workforce, page 21.

Incorporation of ESG factors in investment management and advisory

Metric	Code	Disclosure
Amount of assets under management by asset class, that employ (1) integration of ESG issues, (2) sustainability themed investing, and (3) screening	FN-AC-410a.1	Sustainable investing solutions, page 17.
Description of approach to incorporation of ESG factors in investment and/or wealth management processes and strategies	FN-AC-410a.2	Sustainable investing, page 14.
Description of proxy voting and investee engagement policies and procedures	FN-AC410a.3	Investment stewardship, page 18.

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Business ethics

Metric	Code	Disclosure
Total amount of monetary losses as a result of legal proceedings associated with fraud, insider trading, anti-trust, anti-competitive behavior, market manipulation, malpractices or regulations	FN-AC-510a.1	SEI legal proceedings can be found in our 2021 Form 10-K, page 25.
Description of whistleblower policies and procedures	FN-AC-510a.2	Ethics and compliance, page 9.

Systemic risk management

Metric	Code	Disclosure
Description of approach to incorporation of liquidity risk management programs into portfolio strategy and redemption risk management	FN-AC-550a.2	Liquidity risk, page 20.
Total exposure to securities financing transactions	FN-AC-550a.3	Certain funds may have exposure. Where relevant, this information is provided in fund disclosure materials.
Net exposure to written credit derivatives	FN-AC-550a.4	Certain funds may have exposure. Where relevant, this information is provided in fund disclosure materials.

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C42 We approach sustainable investing with the same curiosity and conviction that have enabled our success for more than 50 years. Legal notices This document contains forward-looking statements within the meaning of the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by the words “may,” “remains,” “will,” “expect,” “plan,” “believe,” “continue,” or “appear.” Our forward-looking statements include discussions about future operations, strategies, and practices, including: • The benefits we or our stakeholders may derive from the policies, procedures, and initiatives described in this document. • The impact and/or success that the practices and initiatives described in this document may have. • The degree to which we will pursue, invest in, or implement any of the initiatives, strategies, or practices described in this document. • Our focus on sustainable growth in earnings per share, generating recurring revenue and predictable cash flows. You should not place undue reliance on our forward-looking statements as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission and available on our website at seic.com/investor-relations and on the Securities and Exchange Commission’s website (sec.gov). We do not undertake to update the forward- looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

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